Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 27, 2012, among Viasystems North America, Inc. (f/k/a DDi Corp.), a Delaware corporation and a subsidiary of Viasystems, Inc. (or its permitted successor), a Delaware corporation (the “Company”), DDi Intermediate Holdings Corp., a California corporation and an indirect subsidiary of the Company, DDi Capital Corp., a California corporation and an indirect subsidiary of the Company, DDi Global Corp., a California corporation and an indirect subsidiary of the Company, DDi Sales Corp., a Delaware corporation and an indirect subsidiary of the Company, DDi North Jackson Corp., an Ohio corporation and an indirect subsidiary of the Company, DDi Milpitas Corp., a Delaware corporation and an indirect subsidiary of the Company, Coretec Holdings Inc., a Delaware corporation and an indirect subsidiary of the Company, DDi Cleveland Holdings Corp., a Delaware corporation and an indirect subsidiary of the Company, DDi Denver Corp., a Colorado corporation and an indirect subsidiary of the Company, Coretec Building Inc., a Colorado corporation and an indirect subsidiary of the Company, DDi Cleveland Corp., an Ohio corporation and an indirect subsidiary of the Company, and Trumauga Properties Ltd., an Ohio corporation and an indirect subsidiary of the Company (the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), the Company, the other Guarantors (as defined in the Indenture referred to herein), Viasystems Group, Inc., a Delaware corporation (the “Guaranteeing Parent”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, as previously supplemented (the “Indenture”), dated as of April 30, 2012, providing for the issuance of the Company’s 7.875% Senior Secured Notes dues 2019 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, the Security Documents or the Escrow Agreement without the consent of any Holder of a Note to add a Guarantor or to provide for the Guarantee of the Company’s Obligations under the Notes by the Parent or any direct or indirect parent company of the Company;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Note Documents or this Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. INSTRUMENTS TO BE READ TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely each Guaranteeing Subsidiary and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Viasystems North America, Inc. (f/k/a DDi Corp.)

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Intermediate Holdings Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Capital Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Global Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Sales Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi North Jackson Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Milpitas Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

Coretec Holdings Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Cleveland Holdings Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Denver Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

Coretec Building Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Cleveland Corp.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

DDi Trumauga Properties Ltd.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

Viasystems, Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President, General Counsel and Secretary

Viasystems Technologies Corp., L.L.C.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President, General Counsel and Secretary

Viasystems International, Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President, General Counsel and Secretary

Viasystems Corporation

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President and Secretary

Merix Asia, Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Secretary

Viasystems Group, Inc.

By:	/s/ Daniel J. Weber
	Name:	Daniel J. Weber
	Title:	Vice President, General Counsel and Secretary

Wilmington Trust, National Association as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]